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                                                                    EXHIBIT 4.09


                                   DYNAMIC
                           HEALTHCARE TECHNOLOGIES


June 17, 1996


David M. Pomerance                               Gary Krosin
2421 SE Bahia Way                                3622 Mashie Court
Stuart, Florida 34996                            Palm City, Florida 34990

David Moore                                      Charles Farrow
2814 SE Dune Drive #2211                         47 North Riner Road
Stuart, Florida 34996                            Stuart, Florida 34996

Dear Sirs:

The purpose of this letter is to advise you that Dynamic Healthcare Technologies, Inc. (the "Company") agrees to include in a registration statement filed with the U.S. Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Act") and use its best efforts to cause such registration statement to become effective no later than November 1, 1996 the following shares of common stock:

                 SHAREHOLDER                         SHARES OF COMMON STOCK(1)
                 -----------                         ----------------------
         David M. Pomerance                                  475,500
         David Moore                                          72,500
         Gary Krosin                                         145,000
         Charles Farrow                                       72,500

The Company agrees that in the event the Company proposes to file a registration statement under the Act with respect to any class of securities which registration statement it reasonably anticipates will be effective prior to November 1, 1996 (the "Registration Statement"), then the Company shall include in the Registration Statement the securities listed above in lieu of filing a separate registration statement ("Separate Registration Statement") for such securities. In the event the Company has not filed such Registration Statement by September 1, 1996, the Company covenants that it shall in good faith use its best efforts to immediately file with the SEC a Separate Registration Statement including the above-listed securities and take all actions to cause such Separate Registration Statement to become effective no later than November 1, 1996.











           101 SOUTHHALL LANE, SUITE 210 - MAITLAND, FLORIDA 32751 TEL (407) 875-9991 - (800) 832-3020 - FAX (407) 875-9915

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Messrs. Pomerance, Moore, Krosin & Farrow
June ___, 1996
Page 2


         By signing the enclosed copy of this letter you agree to furnish to the Company such information regarding the securities you hold and the intended method of disposition thereof as the Company may reasonably request.

                                        Very truly yours,

                                        DYNAMIC HEALTHCARE TECHNOLOGIES, INC.


                                        /s/  MITCHEL J. LASKEY
                                        ---------------------------------------
                                        Mitchel J. Laskey, President


AGREED AND ACKNOWLEDGED:



/s/  DAVID M. POMERANCE                    /s/  GARY KROSIN
- -----------------------------              -------------------------------
David M. Pomerance                         Gary Krosin


/s/  DAVID MOORE                           /s/  CHARLES FARROW
- -----------------------------              -------------------------------
David Moore                                Charles Farrow